                                                                     EXHIBIT 4.3

NEITHER THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE; THEREFORE, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, IF ANY, MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

EXERCISE DATE:
THE DATE THAT THE COMPANY'S SECURITIES ARE, IF AT ALL, FIRST QUOTED OR TRADED ON THE OVER-THE-COUNTER BULLETIN BOARD (OR ANY OTHER RECOGNIZED SECURITIES EXCHANGE) (THE "EXERCISE DATE").

EXPIRATION DATE:
IF AND WHEN THE COMPANY'S SECURITIES ARE QUOTED/TRADED ON THE OVER-THE-COUNTER BULLETIN BOARD (OR ANY OTHER RECOGNIZED SECURITIES EXCHANGE) AND IF THE AVERAGE CLOSING BID AND ASK PRICE OF THE COMPANY'S COMMON STOCK IS EQUAL TO OR GREATER THAN $___ PER SHARE FOR ANY CONSECUTIVE THIRTY CALENDAR DAYS, THIS WARRANT SHALL EXPIRE ONE YEAR FROM THE THIRTIETH CALENDAR DAY (THE "EXPIRATION DATE")


                              WARRANT CERTIFICATE

                              For the Purchase of

                    250,000 Shares of Class A Common Stock

                                      of

             ccm manufacturing technologies, inc. (the "Company")
              15635 Vision Drive, Pflugerville, Texas 78660-3203

1.   Warrant.
     -------

     THIS CERTIFIES THAT, in consideration of $10.00 and other good and valuable consideration, duly paid by or on behalf of CONSULTING & STRATEGY INTERNATIONAL LLC, 5433 Westheimer, Houston, Texas 77056 (the "Holder"), as registered owner of this warrant certificate ("Warrant"), the Holder is entitled, at any time on or after the Exercise Date, and at or until the Expiration Date, but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to TWO HUNDRED AND FIFTY THOUSAND (250,000) shares of the Class A common stock of the Company, $.0001par value per share (the "Common Stock"). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Warrant. This Warrant is exercisable at $___ per share; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Warrant, including the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price, depending on the context, of a share of Common Stock. The term "Securities" shall mean the shares of Common Stock issuable upon exercise of this Warrant.

2.   Exercise.
     --------

     2.1  Exercise Form.  In order to exercise this Warrant, the exercise form
          -------------
attached hereto must be duly executed and completed and delivered to the Company on or before 5:00 p.m. Pacific Time on any business day on or prior to the Expiration Date, together with the surrender of this Warrant and payment of the Exercise Price for the Securities being purchased or delivery to the Company of a written notice of an election to effect a Cashless Conversion (as defined in Section 2.3 hereof). If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Pacific Time, on the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

     2.2  Legend.  Each certificate for Securities purchased under this Warrant
          ------
shall bear a legend as follows, unless such Securities have been registered under the Securities Act of 1933, as amended ("Act"):

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act") or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or applicable state securities laws, or pursuant to an opinion of counsel satisfactory to the Company stating that an exemption from such registration is available for such sale and transfer."

     2.3  Exercise Right.
          --------------

          2.3.1  Exercise in Full.  The holder of this Warrant may exercise it
                 ----------------
in full by surrendering this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office. The surrendered Warrant shall be accompanied by payment,

(a) in cash, by wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock subject to this Warrant by the Exercise Price; or

(b) by cashless exercise using the following formula ("Cashless Conversion"):

               X = Y (A-B) / A

     Where: X = the number of shares of Common Stock to be issued to the holder (not to exceed the number of shares set forth on the cover page of this Warrant Agreement, as adjusted pursuant to the provisions of Section 6 of this Warrant Agreement).

               Y = the number of shares of Common Stock for which the Warrant is being exercised.

               A = the "Market Price" of one share of Common Stock (for purposes of this Section), shall be defined as the closing bid price of the Common Stock on the business day immediately prior to the date of exercise of this Warrant (the "Closing Bid Price"), as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if the Common Stock is not traded on NASDAQ, the Closing Bid Price in the over-the-counter market; provided, however, that if the Common Stock is listed on a stock exchange, the Market Price shall be the Closing Bid Price on such exchange; and, provided further, that if the Common Stock is not quoted or listed by any organization, the fair value of the Common Stock, as reasonably determined by the Board of Directors of the Company, whose determination shall be conclusive, shall be used).

               B = the Exercise Price of $____ per share as stipulated herein.

         2.3.2 Partial Exercise.  This Warrant may be exercised in part by
               ----------------
surrender of this Warrant in the manner and at the place provided in this
Section 2.3 for the amount obtained by multiplying (a) the number of shares of Common Stock the holder of this Warrant chooses to purchase as shall be designated by the holder in the subscription at the end hereof by (b) the Exercise Price. On any such partial exercise, subject to the provisions of
Section 2 hereof, the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock remaining subject to this Warrant after the exercise contemplated herein.

         2.3.3 Company Acknowledgment.  The Company will, at the time of the
               ----------------------
exercise, exchange or transfer of this Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder or transferee any rights (including, without limitation, any right to registration of the Shares as set forth in the "Warrant Purchase Agreement", attached hereto and incorporated by reference herein) to which such holder or transferee shall continue to be entitled after such exercise, exchange or transfer in accordance with the provisions of this Warrant, provided that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder or transferee any such rights.

         2.3.4 Delivery of Stock Certificates, Etc., on Exercise.  As soon as
               -------------------------------------------------
practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable

Shares to which such holder shall be entitled on such exercise, and any fractional Share to which such holder would otherwise be entitled shall be eliminated pursuant to Section 6.3.

          2.3.5 Nothing contained herein shall be construed to confer upon the Holder any of the rights of a shareholder of the Company until after such Warrant is exercised.


3.   Transfer.
     --------

     3.1  General Restrictions.  The restrictions on transferability of this
          --------------------
Warrant shall be pursuant to Sections 3 and 4 of the Warrant Purchase Agreement attached hereto and the Warrant Purchase Agreement shall be incorporated by reference herein.

     3.2  Restrictions Imposed by the Securities Act.  This Warrant and the
          ------------------------------------------
Securities underlying this Warrant shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that such securities may be transferred pursuant to an exemption from registration under the Act, and applicable state law, the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement relating to such Securities has been filed by the Company and declared effective by the Securities and Exchange Commission ("SEC") and compliance with applicable state law.

4.   New Warrants to be Issued.
     -------------------------

     4.1  Partial Exercise or Transfer.  Subject to the restrictions in Section
          ----------------------------
3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds (or conversion equivalent) sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of shares of Common Stock and Warrants purchasable hereunder as to which this Warrant has not been exercised or assigned.

     4.2  Lost Certificate.  Upon receipt by the Company of evidence
          ----------------
satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.   Registration Rights.
     -------------------

          The Holders of this Warrant have been granted certain registration rights as set forth in the Warrant Purchase Agreement between the Holder and Company of even date herewith, and such warrant Purchase Agreement shall be deemed to be incorporated by reference herein. The Holders shall be entitled to exercise such registration rights prior to the Exercise Date as set forth in the Warrant Purchase Agreement.

6.   Adjustments
     -----------

     6.1  Adjustments
          -----------

     If the Company shall pay a dividend in shares of its Common Shares, subdivide (split) its outstanding shares of Common Stock, combine (reverse split) its outstanding shares of Common Stock, issue by reclassification of its shares of Common Stock any shares or other securities of the Company, or distribute to holders of its Common Stock any securities of the Company or of another entity, the number of shares of Common Stock or other securities the Holder hereof is entitled to purchase pursuant to this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise the number of shares of Common Stock or other securities which he or she would have owned or would have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event, and the exercise price per share shall be correspondingly adjusted; provided, however, that no adjustment in the number of shares and/or the exercise price shall be required unless such adjustment, or cumulative adjustments, would require an increase or decrease of at least one percent (1%) in such number and/or price; and provided further, however, that any adjustments which by reason of this Section 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     An adjustment made pursuant to this Section 6 shall become effective immediately after the record date in the case of the stock dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

     The Holder of this Warrant shall be entitled to participate in any subscription or other rights offering made to holders of the Company's Common Stock to the extent he or she would have been entitled had this Warrant been exercised in the full number of shares as to which this Warrant remains unexercised immediately prior to the record date for such rights offering. If the Company is consolidated or merged with or into another corporation or if all or substantially all of its assets are conveyed to another corporation this Warrant shall thereafter be exercisable for the purchase of the kind and number of shares of stock or other securities or property, if any, receivable upon such consolidation, merger or conveyance by a holder of the number of shares of Common Stock of the Company which could have been purchased on the exercise of this Warrant immediately prior to such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as reasonably determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of shares of Common Stock the Holder of this Warrant is entitled to purchase) shall thereafter by applicable, as nearly as possible, in relation to any shares of Common Stock or other securities or other property thereafter deliverable upon the exercise of this Warrant.

     6.2  Changes in Form of Warrant.  This form of Warrant need not be changed
          --------------------------
because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of shares of Common Stock and Warrants as are stated in the Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Warrants reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

     6.3  Fractional Interests.  The Company shall not be required to issue
          --------------------
certificates representing fractions of shares of Common Stock upon the exercise of this Warrant, but shall make a cash payment for any fractional shares based on the market price of the Common Stock on the date of exercise, which shall be the closing sale price on the principal exchange on which the Common Stock is traded; or if not traded on any exchange, then the representative closing bid price on the OTCBB.

     7.   Reservation and Listing.  The Company shall at all times reserve and
          -----------------------
keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on Nasdaq) on which the Common Stock is then listed and/or quoted.

8.   Certain Notice Requirements.
     ---------------------------

     8.1  Holder's Right to Receive Notice.  Nothing herein shall be construed
          --------------------------------
as conferring upon the Holder the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

     8.2  Events Requiring Notice.
          -----------------------

               A. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or
(iii) a merger or reorganization in which the Company is not the surviving party, or (iv) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

               B. Company shall give holder confirmed delivery, written notice that this Warrant, or any subsequent Warrant(s) issued pursuant hereto, will expire no less than forty-five (45) days nor more than ninety (90) days before the Warrant actually expires, and failure to give such notice shall automatically extend such warrant and all its terms for a period equal to the period of failure to notify plus forty five days.

     8.3  Notice of Change in Exercise Price.  The Company shall, promptly after
          ----------------------------------
an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.

     8.4  Transmittal of Notices.  All notices, requests, consents and other
          ----------------------
communications under this Warrant shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgment of receipt by the party to which notice is given, or on the third day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

9.   Miscellaneous.
     -------------

     9.1  Headings.  The headings contained herein are for the sole purpose of
          --------
convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

     9.2  Entire Agreement.  This Warrant (together with the other agreements
          ----------------
and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     9.3  Binding Effect.  This Warrant shall inure solely to the benefit of and
          --------------
shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

     9.4  Governing Law; Submission to Jurisdiction.  This Warrant shall be
          -----------------------------------------
governed by and construed and enforced in accordance with the law of the State of Texas, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of Texas. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

     9.5  Waiver, Etc.  The failure of the Company or the Holder to at any time
          ------------
enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the 1st day of November, 2000.

                                   CCM MANUFACTURING TECHNOLOGIES, INC.


                                   By:_______________________________

                                   Title:

Form to be used to exercise Warrant:


                                EXERCISE NOTICE

CCM Manufacturing Technologies, Inc.
Attention : Jaime Munoz
15635 Vision Drive
Pflugerville, Texas 78660-3203



Date:  _____________________, 20__

          The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ________ shares of Common Stock of _____________, Inc. and hereby makes payment of $____________ (at the rate of $____ per share of Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.



                                   ______________________________________
                                   Signature


                                   Payment is hereby made in:


                                   ______  cash
                                   ______  check or money order
                                   ______  wire transfer
                                   ______  cashless exercise

Form to be used to assign Warrant:

                                 ASSIGNMENT


          (To be executed by the registered Holder to effect a transfer of the within Warrant):

          FOR VALUE RECEIVED, ________________________________ does hereby sell, assign and transfer unto _________________________________ the right to purchase _____________________ shares of Common Stock of ___________________, Inc.
("Company") evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.


          Dated:____________________, _____



                                   ______________________________________
                                   Signature